Exhibit 10.2.2

    , 2012

HBC Acquisition Corp.
3963 Maple Avenue, Suite 450
Dallas, Texas 75219

Re:                               Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between HBC Acquisition Corp., a Delaware corporation (the “Company”) and Citigroup Global Markets Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 10,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Public Offering shall be listed on the Nasdaq Capital Market pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 10 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering, the Company has entered into that certain letter agreement, dated as of the date hereof, by and among HBC Investors LP (the “Sponsor”) and the limited partners of the Sponsor.

Therefore, in order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.                                       The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 21 months from the closing of the Public Offering, he or she shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the Trust Account which is received after the redemption shall be distributed to the former Public Stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The undersigned agrees that he or she will not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 21 months from the closing of the Public Offering.

2.                                       (a) The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, he or she shall (i) vote all the Founder Shares owned by him or her in accordance with the majority of the votes cast by the Public Stockholders and (ii) vote any shares acquired by him or her in the Public Offering or the secondary public market in favor of such proposed Business Combination.

(b)                                 [The undersigned agrees that [     ] of the Founder Shares held by him or her shall be returned to the Company for cancellation, at no cost, unless the last sales price of the Company’s stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period within forty-eight (48) months following the closing of the Company’s initial Business Combination or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) (such shares, the “Founder Earnout Shares”).](1)

(c)                                  The undersigned acknowledges that he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by him or her. The undersigned hereby further waives, with respect to any shares of the Common Stock held by him or her, any redemption rights he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder Shares) he or she holds if the Company fails to consummate a Business Combination within 21 months from the date of the closing of the Public Offering.

3.                                       [During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him, her or it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).](2)

4.                                       [(a) Until (A) one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination (such applicable period being the “Founder Lock-Up Period”), the last sales price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after the Company’s initial Business Combination or (B) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, the undersigned shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended,

(1)  Note: To be included only for directors who have been assigned shares from the Sponsor.

(2)  Note: To be included only for directors who have been assigned shares from the Sponsor.

and the rules and regulations of the Commission promulgated thereunder, with respect to the Founder Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(b)                                 Notwithstanding the provisions of paragraph 4(a) herein and the Escrow Period (as such term is defined in the Securities Escrow Agreement to be entered into upon the closing of the Public Offering among the Company, the Sponsor, Continental Stock Transfer & Trust Company and the other parties thereto (the “Escrow Agreement”)) applicable to the Founder Earnout Shares, the undersigned may transfer the Founder Shares (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of the Sponsor or to any limited partner(s) of the Sponsor; (ii) by gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of the undersigned’s immediate family, an affiliate of the undersigned or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of the undersigned; (iv) pursuant to a qualified domestic relations order; (v) by virtue of laws of the state of Delaware or the Sponsor’s limited partnership agreement upon dissolution of the Sponsor; (vi) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (vii) in the event that the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Common Stock for cash, securities or other property subsequent to the consummation of the Company’s initial Business Combination;  provided, however, that, in the case of clauses (i) through (vi), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in paragraph 4(a) herein and the Escrow Period, if applicable.

(c)                                  Further, the undersigned agrees that after the Founder Lock-Up Period or the Escrow Period, as applicable, has elapsed, the Founder Shares shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company and the undersigned each acknowledge that pursuant to that certain registration rights agreement to be entered into between the Company and the Sponsor, the Sponsor may request that a registration statement relating to the Founder Shares be filed with the Commission prior to the end of the Founder Lock-Up Period or the Escrow Period, as the case may be; provided, however, that such registration statement does not become effective prior to the end of the Founder Lock-Up Period, or, with respect to any Founder Earnout Shares, until the end of the Escrow Period.

(d)                                 Each of the undersigned and the Company understands and agrees that the transfer restrictions set forth in the Escrow Agreement and in this paragraph 4 shall supersede any and all transfer restrictions relating to the Founder Shares set forth in (i) that certain Securities Purchase Agreement, effective as of August 9, 2011, by and between the Company

and the Sponsor, and (ii) that certain Securities Assignment Agreement, effective as of          , 2012, by and between the Sponsor and the undersigned.](3)

5.             [In the event of the liquidation of the Trust Account, James M. Hoak, Peter S. Brodsky, Joseph Colonnetta and J. Hale Hoak (collectively, the “Indemnitors”) jointly and severally agree to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company pursuant to a written agreement with the Company (a “Third Party Provider”) or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors shall apply only to the extent necessary to ensure that such claims by a Third Party Provider for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $10.00 per share of the Offering Shares (or approximately $9.97 per Offering Share if the underwriters’ over-allotment option, as described in the Prospectus, is exercised in full, or such pro rata amount in between $9.97 and $10.00 per Offering Share that corresponds to the portion of the over-allotment option that is exercised); and provided, further, that only if such Third Party Provider or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such Third Party Provider or Target, the Indemnitors shall not be responsible for any liability as a result of any such claims brought by such Third Party Provider or Target. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitors shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitors shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitors, the Indemnitors notify the Company in writing that it shall undertake such defense.](4)

6.                                       The undersigned’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s questionnaire furnished to the Company is true and accurate in all respects. The undersigned represents and warrants that:

(a)                                  the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)                                 the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c)                                  the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.                                       Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following:

(a)                                  repayment of a loan of up to $200,000 made to the Company by Hoak & Co., a limited partner of the Sponsor, pursuant to an amended and restated Promissory Note, dated January 23, 2012;

(b)                                 payment of an aggregate of $10,000 per month to Hoak & Co., for office space, secretarial and administrative services, pursuant to an Administrative Support Agreement, dated August 9, 2011;

(c)                                  reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Public Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account up to $1,000,000 in interest income (net of franchise and income taxes payable), in the event the underwriters’ over-allotment option in the Public Offering is not exercised in full, or $1,150,000 in interest income (net of franchise and income taxes payable), if the underwriters’ over-allotment option in the Public Offering is exercised in full (or, if the over-allotment option is not exercised in full, but is exercised in part, the amount in interest income

(3)  Note: To be included only for directors who have been assigned shares from the Sponsor.

(4)  Note: To be included only for James M. Hoak, Peter S. Brodsky, Joseph Colonetta and J. Hale Hoak.

(net of franchise and income taxes payable) to be released shall be increased proportionally in relation to the proportion of the over-allotment option which was exercised); and

(d)                                 repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, however, that if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; provided, further, that the Company may, for purposes of funding its working capital requirements (including repaying such loans), receive from the Trust Account up to $1,000,000 in interest income (net of franchise and income taxes payable), in the event the underwriters’ over-allotment option in the Public Offering is not exercised in full, or $1,150,000 in interest income (net of franchise and income taxes payable), if the underwriters’ over-allotment option in the Public Offering is exercised in full (or, if the over-allotment option is not exercised in full, but is exercised in part, the amount in interest income (net of franchise and income taxes payable) to be released shall be increased proportionally in relation to the proportion of the over-allotment option which was exercised).

8.                                       [(a) In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, the undersigned agrees that until the earliest of the completion of the Company’s initial Business Combination, the Company’s failure to complete an initial Business Combination in the prescribed time frame or such time as he ceases to be an officer or director of the Company, he shall present to the Company for its consideration, prior to presentation to any other entity, any business combination opportunity with a target business having an enterprise value of $80,000,000 or more, subject to any fiduciary duties or contractual obligations he may have, currently or in the future, in respect of the companies to which he currently has fiduciary duties or contractual obligations.

(b)                                 The undersigned understands that the Company may effect a Business Combination with a single target business or multiple target businesses simultaneously and agrees that he shall not participate in the formation of, or become an officer or director of, any blank check company until the Company has entered into a definitive agreement regarding its initial Business Combination or the Company has failed to complete an initial Business Combination within 21 months from the closing of the Public Offering; provided, however, that nothing contained herein shall override the undersigned’s fiduciary obligations to any entity with which he, she or it is currently directly or indirectly associated or affiliated or by whom he is currently employed.

(c)                                  The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of his obligations under paragraphs 8(a) and/or 8(b) herein, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.](5)

9.                                       The undersigned has full right and power, without violating any agreement to which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable.

10.                                 As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 2,524,390 shares of the Common Stock of the Company acquired by the Sponsor for an aggregate purchase price of $25,000, or approximately $0.01 per share, prior to the consummation of the Public Offering; (iii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; and (iv) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering will be deposited.

11.                                 This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

12.                                 Neither party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of his or her heirs, personal representatives and assigns.

13.                                 This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of Dallas County, in the State of Texas, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

(5)  Note: To be deleted for independent directors.

14.                                 Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

15.                                 This Letter Agreement shall terminate on [the earlier of (i) the expiration of the Founder Lock-Up Period or the Escrow Period, whichever is longer or (ii)](5) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by June 1, 2012[; provided, further, that paragraph 5 of this Letter Agreement shall survive such liquidation].(7)

[Signature page follows]

(6)  Note: To be included only for directors who have been assigned shares from the Sponsor.

(7) To be included only for James M. Hoak, Peter S. Brodsky, Joseph Colonnetta and J. Hale Hoak.

Sincerely,

By:
[Officer or Director]

Acknowledged and Agreed:

HBC ACQUISITION CORP.

By:
Name:
Title:

Signature Page to Insider Letter Agreement — Directors and Officers